Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2020 RESULTS

Highlights:

●	4Q20 Reported EPS of $2.28, up 19%

¡	Adjusted EPS (non-GAAP) of $2.27, up 31%

●	4Q20 Net sales increased 12.3% to $1.99 billion

¡	Sales change ex. currency (non-GAAP) of 5.2%

¡	Organic sales change (non-GAAP) of 3.2%

●	FY20 Reported EPS of $6.61, up 85%

¡	Adjusted EPS of $7.10, up 8%

●	FY20 Net sales declined 1.4% to $6.97 billion

¡	Sales change ex. currency of (1.7%)

¡	Organic sales change of (3.4%)

●	Free Cash Flow of $548 million in 2020

GLENDALE, Calif., February 3, 2021 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its fourth quarter and year ended January 2, 2021 and provided an update related to the impact of the COVID-19 pandemic on the company. Non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, comparisons are to the same period in the prior year.

“We delivered another year of strong earnings growth in 2020,” said Mitch Butier, Chairman, President and CEO. “In the face of an unprecedented series of crises, our team demonstrated remarkable preparedness and incredible agility in ensuring the health and welfare of our employees, delivering for our customers, supporting our communities, and minimizing the impact of the recession for our shareholders.

“We were able to protect, even expand, margins, despite pandemic-related market declines particularly in the second quarter,” added Butier. “Underlying label demand in LGM, our largest business, remained strong throughout the downturn, while volume trends improved sequentially in RBIS and IHM in the second half. RFID grew significantly due to continued strong organic growth and the acquisition of Smartrac.

“As we enter 2021, we remain confident in our ability to continue to make progress toward our long-term goals, including consistent delivery of GDP+ growth and top-quartile return on capital,” added Butier.

“We continue to prove our resilience across business cycles,” said Butier. “I want to thank our entire team for their ongoing efforts to keep one another safe while continuing to deliver for all our stakeholders during this challenging period.”

COVID-19 Update

The safety and well-being of employees has been and will continue to be the company’s top priority during this global health crisis. The company has taken steps to both ensure employee safety, as well as help mitigate the financial impact to employees resulting from mandated facility closures and necessary layoffs in early 2020. In addition, the company recently provided one-time payments to frontline workers to express gratitude for their effort and dedication throughout this difficult time.

Additionally, the company has increased community engagement during the crisis, including electing to make a $10 million incremental contribution for charitable causes in the fourth quarter.

Throughout the pandemic, the company has continued to work closely with customers to continue to deliver industry-leading products and services. Operationally, all manufacturing sites remained open during the second half of the year. Throughout the health crisis, disruptions to the company’s supply chain have been negligible.

Balance Sheet, Liquidity, and Capital Deployment

The company’s balance sheet remains strong, with ample liquidity. Net debt to adjusted EBITDA (non-GAAP) was 1.7 as of the end of the fourth quarter, below our long-term target of 2.3 to 2.6.

The company’s long-term priorities for capital allocation support its primary objectives of delivering faster growth in high value categories alongside profitable growth of its base businesses. These priorities are unchanged in the current environment.

The company continues to protect its investments in high value categories, particularly RFID, and increased its pace of capital spending in the fourth quarter compared to previous expectations. Total capital spending for the year was $219 million.

The company closed two strategic acquisitions during the year, ACPO in the fourth quarter for $88 million and Smartrac in the first quarter for $255 million.

Additionally, for the fourth quarter and full year 2020, the company repurchased 0.4 and 0.8 million shares, respectively, at an aggregate cost of $52 million and $104 million, respectively. Net of dilution from long-term incentive awards, the company’s share count at the end of the year was down by 0.9 million compared to the same time last year. In 2020, the company returned $301 million in cash to shareholders through a combination of share repurchases and dividends.

Fourth Quarter 2020 Results

Net sales were $1.99 billion, up 12.3%. The extra week in 2020 increased sales 4.9%. Sales were up 5.2% ex. currency, and up 3.2% on an organic basis.

Reported operating margin increased 350 basis points to 13.7%. Adjusted EBITDA margin increased 180 basis points to 16.3%, while adjusted operating margin increased 160 basis points to 13.5%.

Reported net income was $2.28 per share, up 19% and adjusted net income was $2.27 per share, up 31%, both of which were above the company’s expectations.

Year-to-date free cash flow was $548 million, up 6.9% compared to last year.

Fourth Quarter 2020 Results by Segment

Label and Graphic Materials

●	Reported sales increased 10.1%. Sales were up 3.6% on an organic basis.

¡	Label and Packaging Materials sales were up a mid-single digit from prior year on an organic basis.

¡	Sales declined by a mid-single digit organically in the combined Graphics and Reflective Solutions businesses.

¡	On an organic basis, sales were up a mid-single digit in North America and emerging markets, and roughly flat in Western Europe.

●

Reported operating margin increased 390 basis points to 15.9%, as the benefits of productivity, favorable volume/mix, lower restructuring charges, as well as raw material deflation, net of pricing more than offset higher employee-related costs. Adjusted operating margin increased 210 basis points to 15.4%.

Retail Branding and Information Solutions

●

Reported sales increased 19.0%. Sales were up 11.6% ex. currency, and up 3.1% on an organic basis, as strong organic growth in high value categories was partially offset by a low-to-mid-single digit decline in the base business, driven by overall lower apparel demand. Sales ex. currency growth also reflected contribution from the Smartrac acquisition.

¡

Enterprise-wide sales of RFID products were up approximately 55% ex. currency with the benefit of the Smartrac acquisition, and up approximately 21% organically, driven by new programs and recovery in the value segment of the apparel market.

●

Reported operating margin increased 380 basis points to 15.3%, as the benefits of productivity, favorable volume, and lower restructuring charges more than offset higher employee-related costs. Adjusted operating margin increased 210 basis points to 15.7%.

Industrial and Healthcare Materials

●	Reported sales increased 10.8%. On an organic basis, sales increased 0.7%, reflecting a high-single digit increase in industrial categories, and a mid-single digit decline in healthcare categories.

●

Reported operating margin increased 520 basis points to 12.4%, as the benefits of lower restructuring charges, favorable volume/mix, and productivity more than offset the impact of higher employee-related costs. Adjusted operating margin increased 210 basis points to 12.3%.

Other

Income Taxes

The company’s reported effective tax rate was 24.6% for the fourth quarter and 24.1% for the full year. The company’s adjusted (non-GAAP) tax rate was 24.1% for the fourth quarter and full year.

The company’s 2021 adjusted tax rate is expected to be in the mid-twenty percent range, based on current tax regulations.

Cost Reduction Actions

In the fourth quarter and full year 2020, the company realized approximately $18 million and $65 million, respectively, in pre-tax savings from restructuring, net of transition costs, and incurred pre-tax restructuring charges of approximately $3 million and $55 million, respectively, the vast majority of which represents cash charges. In addition, the company delivered approximately $135 million in net temporary savings in 2020, the majority of which are expected to become a headwind as markets continue to recover.

Outlook

In its supplemental presentation materials, “Fourth Quarter and Full Year 2020 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2021 financial results. Based on the factors listed and other assumptions, the company expects 2021 reported earnings per share of $7.50 to $7.90.

Excluding an estimated $0.15 per share impact of restructuring charges and other items, the company expects 2021 adjusted earnings per share of $7.65 to $8.05.

For more details on the company’s results, see the summary tables accompanying this news release, as well as the supplemental presentation materials, “Fourth Quarter and Full Year 2020 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE: AVY) is a global materials science company specializing in the design and manufacture of a wide variety of labeling and functional materials. The company’s products, which are used in nearly every major industry, include pressure-sensitive materials for labels and graphic applications; tapes and other bonding solutions for industrial, medical, and retail applications; tags, labels and embellishments for apparel; and radio frequency identification (RFID) solutions serving retail apparel and other markets. Headquartered in Glendale, California, the company employs more than 30,000 employees in more than 50 countries. Reported sales in 2020 were $7.0 billion. Learn more at www.averydennison.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. We believe that the most significant risk factors that could affect our financial performance in the near-term include: (i) the impacts to our business from global economic conditions, political uncertainty, changes in environmental standards and governmental regulations, including as a result of the coronavirus/COVID-19 pandemic; (ii) competitors’ actions, including pricing, expansion in key markets, and product offerings; (iii) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; and (iv) the execution and integration of acquisitions.

Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: the coronavirus/COVID-19 pandemic; fluctuations in demand affecting sales to customers; worldwide and local economic and market conditions; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets; changes in our markets due to competitive conditions, technological developments, laws and regulations, and customer preferences; fluctuations in the cost and availability of raw materials and energy; changes in governmental laws and regulations; the impact of competitive products and pricing; the financial condition and inventory strategies of customers; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; execution and integration of acquisitions; product and service quality; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; amounts of future dividends and share repurchases; customer and supplier concentrations or consolidations; fluctuations in interest and tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; retention of tax incentives; outcome of tax audits; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; the realization of deferred tax assets; fluctuations in interest rates; compliance with our debt covenants; fluctuations in pension, insurance, and employee benefit costs; goodwill impairment; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety, anti-corruption and trade compliance; protection and infringement of intellectual property; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

For a more detailed discussion of the more significant of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2019 Form 10-K, filed with the Securities and Exchange Commission on February 26, 2020, and subsequent quarterly reports on Form 10-Q.

The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Rob Six (626) 304-2361

rob.six@averydennison.com

Investor Relations:

John Eble (440) 534-6290

john.eble@averydennison.com

Fourth Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)
	(14 weeks)	(13 weeks)
	4Q	4Q	% Sales Change vs. P/Y
	2020	2019	Reported	Ex. Currency	Organic
				(a)	(b)
Net sales, by segment:
Label and Graphic Materials	$1,294.7	$1,176.2	10.1%	3.6%	3.6%
Retail Branding and Information Solutions	508.0	426.9	19.0%	11.6%	3.1%
Industrial and Healthcare Materials	188.2	169.8	10.8%	0.7%	0.7%
Total net sales	$1,990.9	$1,772.9	12.3%	5.2%	3.2%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	(14 weeks)	(13 weeks)				(14 weeks)	(13 weeks)
	4Q	4Q	%	% of Sales		4Q	4Q	%	% of Sales
	2020	2019	Change	2020	2019	2020	2019	Change	2020	2019

Operating income (loss) / operating margins before interest, other non-operating expense (income), and taxes, by segment:
Label and Graphic Materials	$205.7	$140.9		15.9%	12.0%	$199.6	$156.0		15.4%	13.3%
Retail Branding and Information Solutions	77.5	49.1		15.3%	11.5%	79.6	58.1		15.7%	13.6%
Industrial and Healthcare Materials	23.3	12.2		12.4%	7.2%	23.1	17.4		12.3%	10.2%
Corporate expense	(33.5)	(22.1)				(33.0)	(19.9)
Total operating income / operating margins before interest, other non-operating expense (income), and taxes	$273.0	$180.1	52%	13.7%	10.2%	$269.3	$211.6	27%	13.5%	11.9%
Interest expense	$15.6	$17.8				$15.6	$17.8
Other non-operating expense (income), net (d)	$2.1	($3.0)				$1.6	($0.2)
Income before taxes	$255.3	$165.3	54%	12.8%	9.3%	$252.1	$194.0	30%	12.7%	10.9%
Provision for (benefit from) income taxes	$62.9	$2.2				$60.7	$46.9
Equity method investment (losses) gains	($0.9)	($0.6)				($0.9)	($0.6)
Net income	$191.5	$162.5	18%	9.6%	9.2%	$190.5	$146.5	30%	9.6%	8.3%
Net income per common share, assuming dilution	$2.28	$1.92	19%			$2.27	$1.73	31%
Free Cash Flow (e)						$205.8	$184.9

See accompanying schedules A-4 to A-9 for reconciliations from GAAP to non-GAAP financial measures.

(a)

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, an extra week in our fiscal year, currency adjustment for transitional reporting of highly inflationary economies and the reclassification of sales between segments. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

(b)	Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures.

(c)	Excludes impact of restructuring charges and other items. Corporate expense excludes impact of severance and related costs of $.5 and $2.2 in the fourth quarters of 2020 and 2019, respectively.

(d)	As reported “Other non-operating expense (income), net” includes pension plan settlements and related charges, net of credits of $.5 and ($2.8) in the fourth quarters of 2020 and 2019, respectively.

(e)

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, the cash contributions related to the termination of our U.S. pension plan.

Full Year Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)
	(53 weeks)	(52 weeks)	% Sales Change vs. P/Y
	2020	2019	Reported	Ex. Currency	Organic
				(a)	(b)
Net sales, by segment:
Label and Graphic Materials	$4,715.1	$4,745.9	(0.6%)	(0.5%)	(0.5%)
Retail Branding and Information Solutions	1,630.9	1,650.3	(1.2%)	(2.3%)	(9.5%)
Industrial and Healthcare Materials	625.5	673.9	(7.2%)	(8.7%)	(8.7%)

Total net sales	$6,971.5	$7,070.1	(1.4%)	(1.7%)	(3.4%)

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	(53 weeks)	(52 weeks)%		% of Sales		(53 weeks)	(52 weeks)%		% of Sales
	2020	2019	Change	2020	2019	2020	2019	Change	2020	2019
Operating income (loss) / operating margins before interest, other non-operating expense (income), and taxes, by segment:
Label and Graphic Materials	$688.8	$601.5		14.6%	12.7%	$711.0	$629.8		15.1%	13.3%
Retail Branding and Information Solutions	144.7	196.6		8.9%	11.9%	167.4	206.5		10.3%	12.5%
Industrial and Healthcare Materials	58.2	60.0		9.3%	8.9%	66.6	69.4		10.6%	10.3%
Corporate expense	(82.5)	(87.6)				(82.2)	(82.0)

Total operating income / operating margins before interest, other non-operating expense (income), and taxes	$809.2	$770.5	5%	11.6%	10.9%	$862.8	$823.7	5%	12.4%	11.7%
Interest expense	$70.0	$75.8				$70.0	$75.8
Other non-operating expense (income), net (d)	$1.9	$445.2				$1.4	$1.1
Income before taxes	$737.3	$249.5	196%	10.6%	3.5%	$791.4	$746.8	6%	11.4%	10.6%
Provision for (benefit from) income taxes (e)	$177.7	($56.7)				$190.7	$183.4
Equity method investment (losses) gains	($3.7)	($2.6)				($3.7)	($2.6)
Net income	$555.9	$303.6	83%	8.0%	4.3%	$597.0	$560.8	6%	8.6%	7.9%
Net income per common share, assuming dilution	$6.61	$3.57	85%			$7.10	$6.60	8%
Free Cash Flow (f)						$547.5	$512.3

See accompanying schedules A-4 to A-9 for reconciliations from GAAP to non-GAAP financial measures.

(a)

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, an extra week in our fiscal year, currency adjustment for transitional reporting of highly inflationary economies and the reclassification of sales between segments. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

(b)	Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures.

(c)	Excludes impact of restructuring charges and other items. Corporate expense excludes impact of severance and related costs and legal settlement of $.3 and $5.6 in 2020 and 2019, respectively.

(d)	As reported “Other non-operating expense (income), net” includes pension plan settlements and related charges, net of credits of $.5 and $444.1 in 2020 and 2019, respectively.

(e)	As reported “Provision for (benefit from) income taxes” for 2019 includes then-estimated tax benefit of $178.9 related to the termination of our U.S. pension plan.

(f)

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, the cash contributions related to the termination of our U.S. pension plan.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Jan. 2, 2021	Dec. 28, 2019	Jan. 2, 2021		Dec. 28, 2019
	(14 weeks )	(13 weeks)	(53 weeks	)	(52 weeks)

Net sales	$1,990.9	$ 1,772.9	$6,971.5		$ 7,070.1
Cost of products sold	1,419.8	1,288.2	5,048.2		5,166.0
Gross profit	571.1	484.7	1,923.3		1,904.1
Marketing, general and administrative expense	301.8	273.1	1,060.5		1,080.4
Other expense (income), net(1)	(3.7)	31.5	53.6		53.2
Interest expense	15.6	17.8	70.0		75.8
Other non-operating expense (income), net(2)	2.1	(3.0)	1.9		445.2
Income before taxes	255.3	165.3	737.3		249.5
Provision for (benefit from) income taxes(3)	62.9	2.2	177.7		(56.7)
Equity method investment (losses) gains	(0.9)	(0.6)	(3.7)		(2.6)

Net income	$191.5	$ 162.5	$555.9		$ 303.6

Per share amounts:
Net income per common share, assuming dilution	$2.28	$ 1.92	$6.61		$ 3.57

Weighted average number of common shares outstanding, assuming dilution	84.1	84.5	84.1		85.0

(1)

“Other expense (income), net” for the fourth quarter of 2020 includes gain on investment of $6.9 and gain on sale of assets of $.5, partially offset by severance and related costs of $2.7 and transaction costs of $1.

“Other expense (income), net” for the fourth quarter of 2019 includes severance and related costs of $25.5, asset impairment charges of $3.4, and transaction costs of $2.6.

“Other expense (income), net” for fiscal year 2020 includes severance and related costs of $49.1, asset impairment charges of $6.2, and transaction and related costs of $4.2, partially offset by net gain on investments of $5.4 and gain on sale of assets of $.5.

“Other expense (income), net” for fiscal year 2019 includes severance and related costs of $45.3, asset impairment and lease cancellation charges of $5.1, legal settlement of $3.4, and transaction costs of $2.6, partially offset by gain on sales of assets of $3.2.

(2)

“Other non-operating expense (income), net” includes pension plan settlements and related charges, net of credits of $.5 and ($2.8) in the fourth quarters of 2020 and 2019, respectively, and $.5 and $444.1 in fiscal years 2020 and 2019, respectively.

(3)	“Provision for (benefit from) income taxes” for fiscal year 2019 includes then-estimated tax benefit of $178.9 related to the termination of our U.S. pension plan.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Jan. 2, 2021	Dec. 28, 2019

Current assets:
Cash and cash equivalents	$252.3	$253.7
Trade accounts receivable, net	1,235.2	1,212.2
Inventories, net	717.2	663.0
Other current assets	211.5	211.7
Total current assets	2,416.2	2,340.6
Property, plant and equipment, net	1,343.7	1,210.7
Goodwill and other intangibles resulting from business acquisitions, net	1,361.3	1,057.3
Deferred tax assets	212.7	225.4
Other assets	765.0	654.8

	$6,098.9	$5,488.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and finance leases	$64.7	$440.2
Accounts payable	1,050.9	1,066.1
Other current liabilities	810.4	747.5
Total current liabilities	1,926.0	2,253.8
Long-term debt and finance leases	2,052.1	1,499.3
Other long-term liabilities	620.9	531.7
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	862.1	874.0
Retained earnings	3,349.3	2,979.1
Treasury stock at cost	(2,501.0)	(2,425.1)
Accumulated other comprehensive loss	(334.6)	(348.1)

Total shareholders’ equity	1,499.9	1,204.0

	$6,098.9	$5,488.8

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Twelve Months Ended

	Jan. 2, 2021 (53 weeks)	Dec. 28, 2019 (52 weeks)

Operating Activities:

Net income	$555.9	$303.6

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	154.2	140.3

Amortization	51.1	38.7

Provision for credit losses and sales returns	64.0	58.7

Stock-based compensation	24.0	34.5

Pension plan settlements and related charges	0.5	444.1

Deferred taxes and other non-cash taxes	9.3	(216.9)

Other non-cash expense and loss (income and gain), net	44.9	28.3

Changes in assets and liabilities and other adjustments	(152.6)	(84.8)

Net cash provided by operating activities	751.3	746.5

Investing Activities:

Purchases of property, plant and equipment	(201.4)	(219.4)

Purchases of software and other deferred charges	(17.2)	(37.8)

Proceeds from sales of property, plant and equipment	9.2	7.8

Proceeds from insurance and sales (purchases) of investments, net	5.6	4.9

Payments for acquisitions, net of cash acquired, and investments in businesses	(350.4)	(6.5)

Net cash used in investing activities	(554.2)	(251.0)

Financing Activities:

Net increase (decrease) in borrowings (maturities of three months or less)	(110.4)	(5.3)

Additional borrowings under revolving credit facility	500.0	---

Repayments of revolving credit facility	(500.0)	---

Additional long-term borrowings	493.7	---

Repayments of long-term debt and finance leases	(270.2)	(18.6)

Dividends paid	(196.8)	(189.7)

Share repurchases	(104.3)	(237.7)

Net (tax withholding) proceeds related to stock-based compensation	(19.7)	(17.4)

Payments of contingent consideration	---	(1.6)

Net cash used in financing activities	(207.7)	(470.3)

Effect of foreign currency translation on cash balances	9.2	(3.5)

Increase (decrease) in cash and cash equivalents	(1.4)	21.7

Cash and cash equivalents, beginning of year	253.7	232.0

Cash and cash equivalents, end of year	$252.3	$253.7

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Reconciliation of Non-GAAP Financial Measures to GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on investments, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period and full year.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, an extra week in our fiscal year, currency adjustment for transitional reporting of highly inflationary economies, and the reclassification of sales between segments. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

Adjusted operating income refers to income before taxes; interest expense; other non-operating expense (income), net; and other expense (income), net.

Adjusted EBITDA refers to adjusted operating income before depreciation and amortization.

Adjusted operating margin refers to adjusted operating income as a percentage of net sales.

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales.

Adjusted tax rate refers to the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as our U.S. pension plan termination, effects of certain discrete tax planning actions, impacts related to the enactment of the U.S. Tax Cuts and Jobs Act (“TCJA”), where applicable, and other items.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted EBITDA margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Net debt to adjusted EBITDA ratio refers to total debt (including finance leases) less cash and cash equivalents, divided by adjusted EBITDA for the last twelve months.

We believe that the net debt to adjusted EBITDA ratio assists investors in assessing our leverage position.

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, the cash contributions related to the termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

The following reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Jan. 2, 2021 (14 weeks)	Dec. 28, 2019 (13 weeks)	Jan. 2, 2021 (53 weeks)	Dec. 28, 2019 (52 weeks)

Reconciliation from GAAP to Non-GAAP operating margins:

Net sales	$1,990.9	$1,772.9	$6,971.5	$7,070.1

Income before taxes	$255.3	$165.3	$737.3	$249.5

Income before taxes as a percentage of net sales	12.8%	9.3%	10.6%	3.5%

Adjustments:

Interest expense	$15.6	$17.8	$70.0	$75.8

Other non-operating expense (income), net	2.1	(3.0)	1.9	445.2

Operating income before interest expense, other non-operating expense (income), and taxes	$273.0	$180.1	$809.2	$770.5

Operating margins	13.7%	10.2%	11.6%	10.9%

Income before taxes	$255.3	$165.3	$737.3	$249.5

Adjustments:

Restructuring charges:

Severance and related costs	2.7	25.5	49.1	45.3

Asset impairment and lease cancellation charges	---	3.4	6.2	5.1

Net gain on investments	(6.9)	---	(5.4)	---

Transaction and related costs	1.0	2.6	4.2	2.6

Legal settlement	---	---	---	3.4

Gain on sales of assets	(0.5)	---	(0.5)	(3.2)

Interest expense	15.6	17.8	70.0	75.8

Other non-operating expense (income), net	2.1	(3.0)	1.9	445.2

Adjusted operating income (non-GAAP)	$269.3	$211.6	$862.8	$823.7

Adjusted operating margins (non-GAAP)	13.5%	11.9%	12.4%	11.7%

Reconciliation from GAAP to Non-GAAP net income:

As reported net income	$191.5	$162.5	$555.9	$303.6

Adjustments:

Restructuring charges and other items(1)	(3.7)	31.5	53.6	53.2

Pension plan settlements and related charges	0.5	(2.8)	0.5	444.1

Tax benefit from pension plan settlements and related charges	---	0.8	---	(179.0)

Tax benefit from discrete foreign tax structuring and planning transactions	---	(47.9)	---	(47.9)

Tax effect on restructuring charges and other items and impact of adjusted tax rate	2.2	2.4	(13.0)	(13.2)

Adjusted net income (non-GAAP)	$190.5	$146.5	$597.0	$560.8

(1) Includes pretax restructuring and related charges, transaction and related costs, legal settlement, net gain on investments, and gain on sales of assets.

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Jan. 2, 2021	Dec. 28, 2019	Jan. 2, 2021	Dec. 28, 2019
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)

Reconciliation from GAAP to Non-GAAP net income per common share:

As reported net income per common share, assuming dilution	$2.28	$1.92	$6.61	$3.57
Adjustments per common share, net of tax:
Restructuring charges and other items(1)	(0.05)	0.37	0.64	0.63
Pension plan settlements and related charges	0.01	(0.02)	0.01	3.12
Tax benefit from discrete foreign tax structuring and planning transactions	---	(0.57)	---	(0.56)
Tax effect on restructuring charges and other items and impact of adjusted tax rate	0.03	0.03	(0.16)	(0.16)

Adjusted net income per common share, assuming dilution (non-GAAP)	$2.27	$1.73	$7.10	$6.60

Weighted average number of common shares outstanding, assuming dilution	84.1	84.5	84.1	85.0

Our adjusted tax rate was 24.1% for the three and twelve months ended Jan. 2, 2021, and 24.2% and 24.6% for the three and twelve months ended Dec. 28, 2019, respectively.

(1)	Includes pretax restructuring and related charges, transaction and related costs, legal settlement, net gain on investments, and gain on sales of assets.

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Jan. 2, 2021	Dec. 28, 2019	Jan. 2, 2021	Dec. 28, 2019
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)

Reconciliation of free cash flow:

Net cash provided by operating activities	$309.5	$279.5	$751.3	$746.5
Purchases of property, plant and equipment	(109.7)	(86.5)	(201.4)	(219.4)
Purchases of software and other deferred charges	(3.4)	(10.4)	(17.2)	(37.8)
Proceeds from sales of property, plant and equipment	9.0	0.1	9.2	7.8
Proceeds from insurance and sales (purchases) of investments, net	0.4	1.4	5.6	4.9
Contributions for U.S. pension plan termination	---	0.8	---	10.3

Free cash flow (non-GAAP)	$205.8	$184.9	$547.5	$512.3

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Fourth Quarter Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2020	2019	2020	2019	2020	2019
	(14 weeks)	(13 weeks)	(14 weeks)	(13 weeks)	(14 weeks)	(13 weeks)

Label and Graphic Materials	$1,294.7	$1,176.2	$205.7	$140.9	15.9%	12.0%
Retail Branding and Information Solutions	508.0	426.9	77.5	49.1	15.3%	11.5%
Industrial and Healthcare Materials	188.2	169.8	23.3	12.2	12.4%	7.2%
Corporate Expense	N/A	N/A	(33.5)	(22.1)	N/A	N/A
TOTAL FROM OPERATIONS	$1,990.9	$1,772.9	$273.0	$180.1	13.7%	10.2%

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Fourth Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2020	2019	2020		2019
Label and Graphic Materials
Operating income and margins, as reported	$205.7	$140.9	15.9%		12.0%

Adjustments:
Restructuring charges:
Severance and related costs	0.3	15.1	---		1.3%
Transaction costs	1.0	---	0.1%		---
Gain on investment	(6.9)	---	(0.5%	)	---
Gain on sale of assets	(0.5)	---	(0.1%	)	---

Adjusted operating income and margins (non-GAAP)	$199.6	$156.0	15.4%		13.3%

Retail Branding and Information Solutions
Operating income and margins, as reported	$77.5	$49.1	15.3%		11.5%
Adjustments:
Restructuring charges:
Severance and related costs	2.1	6.3	0.4%		1.5%
Asset impairment charges	---	0.1	---		---
Transaction costs	---	2.6	---		0.6%

Adjusted operating income and margins (non-GAAP)	$79.6	$58.1	15.7%		13.6%

Industrial and Healthcare Materials
Operating income and margins, as reported	$23.3	$12.2	12.4%		7.2%
Adjustments:
Restructuring charges:
Severance and related costs	(0.2)	1.9	(0.1%	)	1.1%
Asset impairment charges	---	3.3	---		1.9%

Adjusted operating income and margins (non-GAAP)	$23.1	$17.4	12.3%		10.2%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Twelve Months Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2020 (53 weeks)	2019 (52 weeks)	2020 (53 weeks)	2019 (52 weeks)	2020 (53 weeks)	2019 (52 weeks)

Label and Graphic Materials	$4,715.1	$4,745.9	$688.8	$601.5	14.6%	12.7%
Retail Branding and Information Solutions	1,630.9	1,650.3	144.7	196.6	8.9%	11.9%
Industrial and Healthcare Materials	625.5	673.9	58.2	60.0	9.3%	8.9%
Corporate Expense	N/A	N/A	(82.5)	(87.6)	N/A	N/A

TOTAL FROM OPERATIONS	$6,971.5	$7,070.1	$809.2	$770.5	11.6%	10.9%

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Twelve Months Ended
	OPERATING INCOME		OPERATING MARGINS

	2020	2019	2020		2019

Label and Graphic Materials
Operating income and margins, as reported	$688.8	$601.5	14.6%		12.7%
Adjustments:
Restructuring charges:
Severance and related costs	27.0	27.7	0.6%		0.6%
Asset impairment and lease cancellation charges	0.9	1.3	---		---
Transaction and related costs	1.7	---	---		---
Gain on investment	(6.9)	---	(0.1%	)	---
Gain on sales of assets	(0.5)	(0.7)	---		---

Adjusted operating income and margins (non-GAAP)	$711.0	$629.8	15.1%		13.3%
Depreciation and amortization	107.0	99.9	2.2%		2.1%

Adjusted EBITDA and margins (non-GAAP)	$818.0	$729.7	17.3%		15.4%

Retail Branding and Information Solutions
Operating income and margins, as reported	$144.7	$196.6	8.9%		11.9%
Adjustments:
Restructuring charges:
Severance and related costs	17.1	9.3	1.0%		0.6%
Asset impairment charges	1.6	0.5	0.1%		---
Transaction and related costs	2.5	2.6	0.2%		0.2%
Loss on investment	1.5	---	0.1%		---
Gain on sale of assets	---	(2.5)	---		(0.2%	)

Adjusted operating income and margins (non-GAAP)	$167.4	$206.5	10.3%		12.5%
Depreciation and amortization	71.6	52.9	4.4%		3.2%

Adjusted EBITDA and margins (non-GAAP)	$239.0	$259.4	14.7%		15.7%

Industrial and Healthcare Materials
Operating income and margins, as reported	$58.2	$60.0	9.3%		8.9%
Adjustments:
Restructuring charges:
Severance and related costs	4.7	6.1	0.7%		0.9%
Asset impairment charges	3.7	3.3	0.6%		0.5%

Adjusted operating income and margins (non-GAAP)	$66.6	$69.4	10.6%		10.3%
Depreciation and amortization	26.7	26.2	4.3%		3.9%

Adjusted EBITDA and margins (non-GAAP)	$93.3	$95.6	14.9%		14.2%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

Reconciliation of Adjusted EBITDA Margins and Net Debt to Adjusted EBITDA

($in millions)

(UNAUDITED)

	QTD				YTD	QTD				YTD
Total Company	1Q19	2Q19	3Q19	4Q19	2019	1Q20	2Q20	3Q20	4Q20	2020
Net sales	$1,740.1	$1,795.7	$1,761.4	$1,772.9	$7,070.1	$1,723.0	$1,528.5	$1,729.1	$1,990.9	$6,971.5
Operating income before interest expense, other non-operating expense (income), and taxes, as reported	$181.6	$209.1	$199.7	$180.1	$770.5	$199.2	$123.5	$213.5	$273.0	$809.2
Operating margins, as reported	10.4%	11.6%	11.3%	10.2%	10.9%	11.6%	8.1%	12.3%	13.7%	11.6%
Non-GAAP adjustments:
Restructuring charges:
Severance and related costs	$10.4	$6.1	$3.3	$25.5	$45.3	$2.4	$37.5	$6.5	$2.7	$49.1
Asset impairment and lease cancellation charges	0.3	1.4	-	3.4	5.1	-	1.8	4.4	-	6.2
Other items	(3.2)	-	3.4	2.6	2.8	2.5	0.7	1.5	(6.4)	(1.7)
Adjusted operating income (non-GAAP)	$189.1	$216.6	$206.4	$211.6	$823.7	$204.1	$163.5	$225.9	$269.3	$862.8
Adjusted operating margins (non-GAAP)	10.9%	12.1%	11.7%	11.9%	11.7%	11.8%	10.7%	13.1%	13.5%	12.4%
Depreciation and amortization	$44.5	$44.9	$44.0	$45.6	$179.0	$47.5	$50.3	$52.0	$55.5	$205.3
Adjusted EBITDA (non-GAAP)	$233.6	$261.5	$250.4	$257.2	$1,002.7	$251.6	$213.8	$277.9	$324.8	$1,068.1
Adjusted EBITDA margins (non-GAAP)	13.4%	14.6%	14.2%	14.5%	14.2%	14.6%	14.0%	16.1%	16.3%	15.3%

Total Debt						$2,820.3	$2,266.2	$2,144.1	$2,116.8
Less: Cash and cash equivalents						742.0	262.6	284.7	252.3

Net Debt						$2,078.3	$2,003.6	$1,859.4	$1,864.5
Net Debt to Adjusted EBITDA LTM* (non-GAAP)									1.7

*LTM = Last twelve months (1Q20 to 4Q20)

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A-9

AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Fourth Quarter 2020
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	12.3%	10.1%	19.0%	10.8%

Foreign currency translation	(2.3%)	(2.5%)	(0.9%)	(4.0%)

Extra week impact	(4.9%)	(4.1%)	(6.6%)	(6.1%)

Sales change ex. currency (non-GAAP)(1)	5.2%	3.6%	11.6%	0.7%

Acquisitions	(2.0%)	---	(8.4%)	---

Organic sales change (non-GAAP)(1)	3.2%	3.6%	3.1%	0.7%

	Full Year 2020
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	(1.4%)	(0.6%)	(1.2%)	(7.2%)

Foreign currency translation	0.9%	1.2%	0.6%	0.1%

Extra week impact	(1.3%)	(1.0%)	(1.7%)	(1.6%)

Sales change ex. currency (non-GAAP)(1)	(1.7%)	(0.5%)	(2.3%)	(8.7%)

Acquisitions	(1.7%)	---	(7.2%)	---

Organic sales change (non-GAAP)(1)	(3.4%)	(0.5%)	(9.5%)	(8.7%)

(1) Totals may not sum due to rounding.

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

2020 Monthly Sales Trends (comparisons to prior year)

(UNAUDITED)

	Total Company

	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change(1)	2%	(18%)	(15%)	(12%)	(7%)	(1%)	1%	7%	23%	9%

Foreign currency translation	3%	3%	3%	3%	3%	1%	(1%)	(2%)	(2%)	(3%)

Extra week impact	---	---	---	---	---	---	---	---	(16%)	---

Sales change ex. currency (non-GAAP)(2)	5%	(16%)	(11%)	(10%)	(4%)	---	---	5%	5%	6%

Acquisitions	(2%)	(2%)	(2%)	(2%)	(3%)	(2%)	(2%)	(2%)	(2%)	(2%)

Organic sales change (non-GAAP)(2)	3%	(17%)	(13%)	(11%)	(7%)	(2%)	(2%)	3%	3%	4%

	Label and Graphic Materials

	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change(1)	1%	(7%)	(7%)	(11%)	(9%)	(2%)	---	4%	19%	9%

Foreign currency translation	4%	4%	5%	3%	3%	1%	(1%)	(2%)	(2%)	(3%)

Extra week impact	---	---	---	---	---	---	---	---	(13%)	---

Sales change ex. currency (non-GAAP)(2)	5%	(4%)	(2%)	(8%)	(6%)	(1%)	(1%)	2%	3%	6%

Acquisitions	---	---	---	---	---	---	---	---	---	---

Organic sales change (non-GAAP)(2)	5%	(4%)	(2%)	(8%)	(6%)	(1%)	(1%)	2%	3%	6%

	Retail Branding and Information Solutions

	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change(1)	8%	(48%)	(32%)	(10%)	5%	5%	4%	15%	34%	12%

Foreign currency translation	2%	1%	1%	1%	2%	1%	---	---	(1%)	(1%)

Extra week impact	---	---	---	---	---	---	---	---	(23%)	---

Sales change ex. currency (non-GAAP)(2)	9%	(47%)	(30%)	(9%)	7%	6%	4%	15%	10%	10%

Acquisitions	(7%)	(7%)	(7%)	(8%)	(12%)	(11%)	(8%)	(9%)	(8%)	(8%)

Organic sales change (non-GAAP)(2)	2%	(54%)	(38%)	(17%)	(5%)	(5%)	(5%)	6%	2%	2%

	Industrial and Healthcare Materials

	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change(1)	(8%)	(19%)	(27%)	(22%)	(17%)	(5%)	(1%)	6%	26%	2%

Foreign currency translation	3%	2%	2%	2%	2%	---	(2%)	(3%)	(4%)	(4%)

Extra week impact	---	---	---	---	---	---	---	---	(20%)	---

Sales change ex. currency (non-GAAP)(2)	(6%)	(17%)	(25%)	(21%)	(15%)	(5%)	(4%)	3%	2%	(3%)

Acquisitions	---	---	---	---	---	---	---	---	---	---

Organic sales change (non-GAAP)(2)	(6%)	(17%)	(25%)	(21%)	(15%)	(5%)	(4%)	3%	2%	(3%)

(1) Includes an extra week in Nov.

(2) Totals may not sum due to rounding.